Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Contact:

Tripp Sullivan

Corporate Communications, Inc.

T (615) 324-7335

E tripp.sullivan@cci-ir.com

Columbia Property Trust Announces Final Results of its

Modified Dutch Auction Tender Offer

ATLANTA (Nov. 18, 2013) — Columbia Property Trust, Inc. (NYSE: CXP) (“Columbia” or the “Company”), one of the nation’s largest office REITs, announced today the final results of its modified “Dutch Auction” tender offer to purchase for cash up to $300,000,000 in value of shares of its common stock, par value $0.01 per share (the “Common Stock”) from its stockholders, which expired at 11:59 p.m., New York City time, on November 8, 2013. Morgan Stanley & Co. LLC and Goldman, Sachs & Co. acted as the dealer managers for the tender offer.

Based on the final count by Computershare Trust Company, N.A., the paying agent and depositary for the tender offer, a total of 9,362,488 shares of Common Stock were properly tendered and not properly withdrawn at or below the final purchase price of $25.00 per share, including 5,889,761 shares of Common Stock that were tendered through notice of guaranteed delivery.

In accordance with the terms and conditions of the tender offer, and based on the final count by the paying agent and depositary, Columbia will accept for purchase 9,362,488 shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $25.00 per share, for an aggregate cost of approximately $234 million, excluding fees and expenses relating to the tender offer.

Payment for the shares of Common Stock accepted for purchase under the tender offer will occur promptly, in accordance with applicable law.

Based on this final count, the 9,362,488 shares of Common Stock to be accepted for purchase in the tender offer represent approximately 7.0% of Columbia’s currently issued and outstanding shares of Common Stock. Upon settlement of the tender offer, Columbia will have approximately 124,830,122 shares of Common Stock outstanding.

About Columbia Property Trust

One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both

Moody’s and Standard & Poor’s rating services. Currently, the REIT’s $5 billion portfolio consists of 59 operational buildings in 13 states and the District of Columbia, totaling 16.8 million square feet. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

Important Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. Questions and requests for assistance by retail stockholders may be directed to Georgeson Inc. at (877) 278-9670 (toll free). Questions and requests for assistance by institutional stockholders may be directed to Morgan Stanley & Co. LLC and Goldman, Sachs & Co., the Dealer Managers for the Tender Offer, at: (888) 726-2634 (Morgan Stanley toll free) or (800) 323-5678 (Goldman Sachs toll free).

Forward-Looking Statements

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects, and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

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